Exhibit 99.1
REGENT REPORTS FIRST QUARTER 2009 RESULTS
Cincinnati, OH — May 8, 2009 — Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended March 31, 2009.
For the first quarter of 2009, net broadcast revenues decreased 12.3% to approximately $18.3 million from $20.8 million reported for the first quarter of 2008. Station operating expenses decreased 6.4% in the first quarter of 2009 compared to the first quarter of 2008. Net loss for the first quarter of 2009 was approximately $32.5 million, or $0.81 per share, compared with reported net loss of approximately $3.0 million or $0.08 per share, in the same period last year. Results for the first quarter of 2009 include a pre-tax non-cash impairment charge of approximately $31.8 million related to the Company’s review of its indefinite-lived intangible assets. Results for both 2009 and 2008 were also impacted by realized and unrealized gains and losses on derivatives.
“Our first quarter performance was impacted by the ongoing national recession which resulted in an industry-wide advertising slowdown. This was partially offset in part by our consistent ability to outperform both our industry and our portfolio of markets, as well as our efforts to reduce our operating costs and adjust to ever changing market dynamics,” said Bill Stakelin, President and CEO of Regent Communications. “During the quarter, our aggressive Interactive program continued to gain additional traction with advertisers and listeners, and we further monetized our online presence. In addition, we continued to deliver large audience shares across our station clusters. Looking ahead, the environment remains challenging, but we are continuing to implement our strategy while operating as efficiently as possible. We have maintained strong relationships with our local advertisers and we are well-positioned to benefit as the economy begins to recover.”
Below are the Company’s condensed consolidated statements of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2009	2008
Net broadcast revenues	$18,263	$20,833
Station operating expenses	13,898	14,841
Corporate general and administrative expenses	1,902	1,889
Impairment of indefinite-lived intangible assets and goodwill	31,800	—
Depreciation and amortization	1,000	1,012
Gain on sale of stations	—	(540)
Loss on sale of long-lived assets and other	18	21

Operating (loss) income	(30,355)	3,610
Interest expense	(1,760)	(3,646)
Realized and unrealized (loss) gain on derivative transactions	(323)	(5,675)
Other expense, net	(23)	(12)

Loss from continuing operations before income taxes	(32,461)	(5,723)
Income tax (expense) benefit	(46)	2,354

Loss from continuing operations	(32,507)	(3,369)
Gain on discontinued operations, net of income taxes	—	359

Net loss	($32,507)	($3,010)

BASIC AND DILUTED NET LOSS PER COMMON SHARE:
Loss from continuing operations	($0.81)	($0.09)
Discontinued operations	0.00	0.01

Net loss	($0.81)	($0.08)

Weighted average number of common shares:
Basic	39,963	38,608
Non-GAAP Financial Measures
In its assessment of its financial performance, Regent utilizes certain financial measures that are not calculated in accordance with GAAP. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station net broadcast revenue and same station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating (loss) income, net loss, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station Operating Income
First quarter 2009 station operating income decreased 27.2% to $4.4 million from approximately $6.0 million reported in the first quarter of 2008. The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating (loss) income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended
	March 31,
Station Operating Income	2009	2008

Operating (loss) income	($30,355)	$3,610

Plus:
Depreciation and amortization	1,000	1,012
Corporate general and administrative expenses	1,902	1,889
Impairment of indefinite-lived intangible assets and goodwill	31,800	—
Loss on sale of long-lived assets and other	18	21

Less:
Gain on sale of stations	—	540

Station operating income	$4,365	$5,992

Same Station Results
On a same station basis, which includes results from stations owned and operated in continuing operations during the entire first quarter for both the 2009 and 2008 periods and excludes barter, net broadcast revenue for the first quarter of 2009 decreased 13.4% to $17.4 million compared to $20.1 million for the first quarter of 2008. Same station operating income decreased 29.2% to approximately $4.2 million in the first quarter of 2009 compared to approximately $6.0 million in the first quarter of 2008.
The Company believes that a same station presentation is important to investors as it provides for a measure of performance of radio stations that were owned and operated by Regent in the first quarter of 2008, as well as the current year, and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating (loss) income, which the Company believes are the most directly comparable GAAP financial measures, to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
	March 31,
Same Station Net Broadcast Revenue	2009	2008

Net broadcast revenue	$18,263	$20,833

Less:
Net results of stations not included in same station category	—	27
Barter transactions	836	688

Same station net broadcast revenue	$17,427	$20,118

	Three Months Ended
	March 31,
Same Station Operating Income	2009	2008

Operating (loss) income	($30,355)	$3,610

Plus:
Depreciation and amortization	1,000	1,012
Corporate general and administrative expenses	1,902	1,889
Impairment of indefinite-lived intangible assets and goodwill	31,800	—
Loss on sale of long-lived assets and other	18	21

Less:
Gain on sale of long-lived assets	—	540

Station operating income	$4,365	$5,992

Adjustments:
Net results of stations not included in same station category	—	68
Barter transactions	(136)	(88)

Same station operating income	$4,229	$5,972

Free Cash Flow
For the first quarter of 2009, free cash flow was approximately ($0.7) million compared to approximately $0.4 million of free cash flow in the first quarter of 2008. Typically, the Company generates approximately 70% of its annual free cash flow in the second half of the year.
The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended
	March 31,
Free Cash Flow	2009	2008

Net loss	($32,507)	($3,010)

Add:
Depreciation and amortization	1,000	1,012
Impairment of indefinite-lived intangible assets and goodwill	31,800	—
Non-cash interest expense	116	130
Loss on sale of long-lived assets	—	7
Unrealized loss on derivative transactions	—	5,684
Other non-cash items, net (1)	67	239

Less:
Maintenance and digital technology capital expenditures	249	431
Unrealized gain on derivative transactions	945	—
Non-cash gain on sale of radio stations	—	1,192
Non-cash income tax benefit	—	2,025

Free cash flow	($718)	$414

(1)	Includes non-cash compensation and barter.
The Company believes the most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended
	March 31,
Free Cash Flow	2009	2008

Net cash provided by operating activities	$2,846	$2,292

Less:
Maintenance & digital technology capital expenditures	249	431
Changes in operating assets and liabilities	3,151	1,292
Bad debt expense	164	155

Free cash flow	($718)	$414

Selected Financial Data
The Company’s cash balance and consolidated debt balance at March 31, 2009 were $13.7 million and $195.1 million, respectively. Total capital expenditures were $249,000 for the first quarter of 2009, all of which were maintenance capital expenditures.
Regent Communications will host a teleconference to discuss its first quarter results on Friday, May 8th at 9:00 a.m. Eastern Time. To access the teleconference, please dial 973-935-8767 ten minutes prior to the start time and reference passcode 97837536. The teleconference will also be available via live webcast on the Company’s website, located at www.regentcomm.com under Investor Relations. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, May 14, 2009, which can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l), passcode 97837536. The webcast will also be archived on the Company’s website for 30 days.
Regent Communications, Inc. is a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized markets. Regent owns and operates 62 stations located in 13 markets. The Company’s shares are traded on the Nasdaq Stock Market under the symbol “RGCI.”
This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; the ability to manage growth; the ability to integrate these and other acquisitions; changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limit; and the Company’s ability to maintain compliance with the terms of its credit facilities. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Tony Vasconcellos	Christian Nery
Executive Vice President and Chief Financial Officer	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
859-292-0030